UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2012

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2012, the Company held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 27,295,336 shares of the Company’s common stock were entitled to vote as of March 30, 2012, the record date for the Annual Meeting, of which 25,238,118 were present in person or by proxy at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to shareholders.

Proposal 1: Election of Directors

The Company’s shareholders voted to elect Renee B. Booth, Troy A. Kanter and Rebecca J. Maddox to serve as directors of the Board for a three-year term expiring on the date of the Company’s 2015 Annual Meeting of Shareholders as follows:

Nominee	For	Withheld	Broker Non-Votes
Renee B. Booth	21,016,255	2,060,936	2,160,927
Troy A. Kanter	21,507,656	1,569,535	2,160,927
Rebecca J. Maddox	22,190,823	886,368	2,160,927

Proposal 2: Advisory Vote Related to Executive Compensation

The Company’s shareholders, on an advisory basis, voted to approve the compensation paid to the Company’s named executive officers for 2011, as follows:

	For	Against	Abstentions	Broker Non-Votes
Approval of 2011 compensation of named executive officers	22,190,771	883,270	3,210	2,160,927

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as follows:

	For	Against	Abstentions	Broker Non-Votes
Ratification of Grant Thornton LLP	25,181,854	54,927	1,337	0

Each of the aforementioned proposals submitted to the shareholders at the Annual Meeting was approved by the final voting results set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: May 9, 2012	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer